                                                                     Exhibit 5.3


                         [PALMER & DODGE LLP LETTERHEAD]

TELEPHONE: (617) 573-0100                              FACSIMILE: (617) 227-4420


                                  June 6, 2001


Lamar Advertising Company
555 Corporate Boulevard
Baton Rouge, Louisiana  70808


     Reference is made to our opinion dated October 19, 2000 and included as
Exhibit 5.1 to the Registration Statement on Form S-3 (the "Registration Statement") filed on October 20, 2000 by Lamar Advertising Company (the "Company"), a Delaware corporation, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). We are rendering this supplemental opinion in connection with the prospectus supplement (the "Prospectus Supplement") filed on or about June 6, 2001 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates, in part, to the offering by the Company of up to 1,200,000 shares of the Company's Class A common stock, $0.001 par value (the "Shares"), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

     We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement. We are familiar with the proceedings of the Board of Directors of the Company and its Committees in connection with the authorization, issuance and sale of the Shares. We have examined such other documents as we consider necessary to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Prospectus Supplement.

                                              Very truly yours,


                                              /s/ Palmer & Dodge LLP